Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170 1008 BD AMSTERDAM P.O. Box 2888 3000 CW ROTTERDAM
OFFICE ADDRESS	Parnassusweg 300 1081 LC AMSTERDAM Blaak 31 3011 GA ROTTERDAM The Netherlands
INTERNET	www.loyensloeff.com

To: The Opinion Party

RE	Dutch law legal opinion – Wallbox F-1 Exhibit
REFERENCE	62218253
DATE	31 July 2026

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Opinion Party. We render this opinion regarding the Registration Statement.

2	DEFINITIONS

2.1	Capitalised terms used but not defined herein are used as defined in the Schedules to this opinion letter.

2.2	In this opinion letter:

Articles means the articles of association listed in paragraph 1.2 (Constitutional documents) of Schedule 1 (Reviewed documents).

Board Resolution means any document listed in paragraph 1.3.1 (Board resolutions) of Schedule 1 (Reviewed documents).

Deed of Incorporation means the deed of incorporation listed in paragraph 1.2.1 (Constitutional documents) of Schedule 1 (Reviewed documents).

Deed of Conversion means the deed of conversion listed in paragraph 1.2.2 (Constitutional documents) of Schedule 1 (Reviewed documents).

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the trade register of the Chamber of Commerce in the Netherlands under number 24370566.

Amsterdam, Brussel, Londen, Luxemburg, New York, Parijs, Rotterdam, Zürich	1/36

Deed of Issuance means any document listed in paragraph 2.1 (Deeds of Issuance) of Schedule 1 (Reviewed documents).

Equity Commitment Letter means the document listed in paragraph 2.5 (Equity Commitment Letter) of Schedule 1 (Reviewed documents).

Excerpt means any document listed in paragraph 1.1 (Excerpts) of Schedule 1 (Reviewed documents).

Investors I means Orilla Asset Management, S.L., Inversiones Financieras Perseo, S.L., A.M. Gestió, S.L., Consilium, S.L., Mingkiri, S.L., and Kariega Ventures, S.L.

Issuance means the issuance of the Shares.

Loan Agreement means the document listed in paragraph 2.4 (Loan Agreement) of Schedule 1 (Reviewed documents).

Opinion Party means Wallbox N.V., registered with the Trade Register under number 83012559.

PIPE Shares means the PIPE Shares 1, PIPE Shares 2, PIPE Shares 3, PIPE Shares 4 and PIPE Shares 5.

PIPE Shares 1 means 19,623,583 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, issued in accordance with the Deed of Issuance 1 and pursuant to and in accordance with the Reverse Stock Split amended to 981,177 class A shares in the capital of the Opinion Party, each having a nominal value EUR 2.40.

PIPE Shares 2 means 17,940,042 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, issued in accordance with the Deed of Issuance 2 and pursuant to and in accordance with the Reverse Stock Split amended to 897,000 class A shares in the capital of the Opinion Party, each having a nominal value EUR 2.40.

PIPE Shares 3 means 37,759,630 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 0.12, issued in accordance with the Deed of Issuance 3 and pursuant to and in accordance with the Reverse Stock Split amended to 1,887,982 class A shares in the capital of the Opinion Party, each having a nominal value EUR 2.40.

PIPE Shares 4 means the aggregate of 4,916,023 class A ordinary shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 issued in accordance with the Deed of Issuance 4 and Deed of Issuance 5.

PIPE Shares 5 means 1,687,500 class A ordinary shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 issued in accordance with the Deed of Issuance 6.

Power of Attorney means any document listed in paragraph 1.4 (Powers of attorney) of Schedule 1 (Reviewed documents).

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Registration Statement means the document listed in paragraph 2.7 (Registration Statement) of Schedule 1 (Reviewed documents).

Reverse Stock Split means the reverse stock split as effectuated by means of the amendment of the articles of association of the Opinion Party resulting in the Articles (Reviewed documents).

Resolutions means the Board Resolutions, and the Shareholders’ Resolutions.

SEC means the U.S. Securities and Exchange Commission.

Secretary Certificates means each secretary certificate listed in paragraph 1.3.1 (Board Resolutions) of Schedule 1 (Reviewed documents).

Securities Act means the the U.S. Securities Act of 1933, as amended.

Settlement Agreement means the document listed in paragraph 2.6 (Settlement Agreement) of Schedule 1 (Reviewed documents).

Settlement Share Deed of Issuance means the draft deed of issuance of the Settlement Shares, attached as Annex 4 to this opinion letter.

Settlement Shares means up to 152,286 class A ordinary shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 to be issued in accordance with the Settlement Shares Deed of Issuance.

Shareholders’ Register means the document listed in paragraph 1.5 (Shareholders’ register) of Schedule 1 (Reviewed documents).

Shareholders’ Resolution means each document listed in paragraph 1.3.2 (Shareholders’ resolutions) of Schedule 1 (Reviewed documents).

Shares means the PIPE Shares, the Settlement Shares and the Warrant Shares.

Subscription Agreements means any document listed in paragraph 2.2 (Subscription agreements) of Schedule 1 (Reviewed documents).

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

Warrant Agreements means any document listed in paragraph 2.3 (Warrant agreements) of Schedule 1 (Reviewed documents).

Warrant Share Deed of Issuance means each of the Warrant Share Deed of Issuance 1, the Warrant Share Deed of Issuance 2 and the Warrant Share Deed of Issuance 3.

Warrant Share Deed of Issuance 1 means the draft deed of issuance of the Warrant Shares 1, attached as Annex 1 to this opinion letter.

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Warrant Share Deed of Issuance 2 means the draft deed of issuance of the Warrant Shares 2, attached as Annex 2 to this opinion letter.

Warrant Share Deed of Issuance 3 means the draft deed of issuance of the Warrant Shares 3, attached as Annex 3 to this opinion letter.

Warrant Shares means Warrant Shares 1, Warrant Shares 2, and Warrant Shares 3.

Warrant Shares 1 means 229,938 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 to be issued in accordance with the Warrant Share Deed of Issuance.

Warrant Shares 2 means 2,458,008 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 to be issued in accordance with the relevant Warrant Share Deed of Issuance.

Warrant Shares 3 means 843,750 class A shares in the capital of the Opinion Party, each having a nominal value of EUR 2.40 to be issued in accordance with the relevant Warrant Share Deed of Issuance.

Warrants means the rights to subscribe for (rechten tot het nemen van) the Warrant Shares under the terms and conditions of the relevant Warrant Agreement.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the documents listed in Schedule 1 (Reviewed documents).

3.2

We have further relied on the statements made in the Secretary Certificates and we have assumed without independent investigation that such statements are correct as of the date of this opinion letter.

3.3	We have not reviewed and express no opinion on any document incorporated by reference or referred to in the documents listed in Schedule 1 (Reviewed documents).

3.4	We have undertaken the following checks (the Checks) at the date of this opinion letter:

(a)	an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Current Excerpt; and

(b)

an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Opinion Party is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register.

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4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws, equal treatment of shareholders and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Registration Statement and on any representations, warranties or other information included in any document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

4.4

This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and may only be relied upon under the express condition that any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 2 (Assumptions) and the qualifications set out in Schedule 3 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Opinion Party has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and is validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

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5.2	Issued share capital

5.2.1	The PIPE Shares have been validly issued, and are fully paid, validly outstanding and non-assessable.

5.2.2

The Warrants have been validly granted and upon exercise of the Warrants in accordance with the relevant Warrant Agreement, when issued pursuant to the relevant executed Warrant Share Deed of Issuance and upon payment in full of the Warrant Shares, the Warrant Shares will have been validly issued, fully paid, validly outstanding and non-assessable.

5.2.3

When issued pursuant to the executed Settlement Share Deed of Issuance and upon payment in full of the Settlement Shares, the Settlement Shares will have been validly issued, fully paid, validly outstanding and non-assessable.

6	ADDRESSEES

6.1

This opinion letter is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration with the SEC.

6.2

We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to Loyens & Loeff N.V. in the Registration Statement under the heading ‘Legal Matters’. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff N.V.

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Schedule 1

REVIEWED DOCUMENTS

1	ORGANISATIONAL DOCUMENTS

1.1	Excerpts

1.1.1	An excerpt of the registration of the Opinion Party in the Trade Register dated 29 September 2021 (Excerpt 1).

1.1.2	An excerpt of the registration of the Opinion Party in the Trade Register dated 19 February 2025.

1.1.3	An excerpt of the registration of the Opinion Party in the Trade Register dated 8 May 2025.

1.1.4	An excerpt of the registration of the Opinion Party in the Trade Register dated 26 May 2025.

1.1.5	An excerpt of the registration of the Opinion Party in the Trade Register dated 10 June 2025 (Excerpt 2).

1.1.6	An excerpt of the registration of the Opinion Party in the Trade Register dated 13 June 2025.

1.1.7	An excerpt of the registration of the Opinion Party in the Trade Register dated 18 June 2026.

1.1.8	An excerpt of the registration of the Opinion Party in the Trade Register dated 31 July 2026 (the Current Excerpt).

1.1.9	An overview of the key historic changes in the registration of the Company in the Trade Register dated 29 June 2026.

1.2	Constitutional documents

1.2.1	The deed of incorporation of the Opinion Party dated 7 June 2021.

1.2.2	The deed of conversion of the Opinion Party dated 1 October 2021.

1.2.3	The notarial deed of amendment dated 2 July 2025, including the articles of association of the Opinion Party, which amendment came into full force and effect on 3 July 2025.

1.3	Resolutions

1.3.1	Board resolutions

1.3.1.1

The secretary certificate (the Secretary Certificate 1) dated 5 August 2024 signed by Juan Sagalés Cantenys in his stated capacity as the Company Secretary of the Opinion Party including minutes of a meeting of the board of directors of the Opinion Party held on 24 July 2024 relating to the issuance of the Warrant Shares 1 (the Board Resolution 1).

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1.3.1.2	The resolution of the board of directors of the Opinion Party dated 17 February 2025 relating to the issuance of PIPE Shares 1 (the Board Resolution 2).

1.3.1.3	The resolution of the board of directors of the Opinion Party dated 13 May 2025 relating to the issuance of PIPE Shares 2 (the Board Resolution 3).

1.3.1.4	The resolution of the board of directors of the Opinion Party dated 9 May 2025 relating to the issuance of PIPE Shares 3 (the Board Resolution 4).

1.3.1.5	The resolution of the board of directors of the Opinion Party dated 25 June 2026 relating to the issuance of PIPE Shares 4 and the Warrant Shares 2 (the Board Resolution 5).

1.3.1.6

The secretary certificate (the Secretary Certificate 2) dated 30 June 2026 signed by Juan Sagalés Cantenys in his stated capacity as the Company Secretary of the Opinion Party including minutes of a meeting of the board of directors of the Opinion Party held on 26 June 2026 relating to the issuance of PIPE Shares 5 and the Warrant Shares 3 (the Board Resolution 6).

1.3.1.7

The secretary certificate (the Secretary Certificate 3) dated 31 July 2026 signed by Juan Sagalés Cantenys in his stated capacity as the Company Secretary of the Opinion Party including minutes of a meeting of the board of directors of the Opinion Party held on 31 July 2026 relating to the issuance of the Settlement Shares (the Board Resolution 7).

1.3.2	Shareholders’ resolutions

1.3.2.1

The resolution of the general meeting of the Opinion Party in connection with, inter alia, the delegation to the board of directors of the Opinion Party of the authority to issue shares and to grant rights to subscribe for shares in the capital of the Opinion Party and to limit or exclude any pre-emptive rights pertaining thereto for a period of 5 years, dated 1 October 2021 (the Shareholders Resolution 1).

1.3.2.2

The resolution of the general meeting of the Opinion Party dated 30 June 2025, in connection with, inter alia, the extension of the existing delegation to the board of directors of the Opinion Party of the authority to issue shares and to grant rights to subscribe for shares in the capital of the Opinion Party and to limit or exclude any pre-emptive rights pertaining thereto for a period of 5 years (the Shareholders Resolution 2).

1.4	Powers of attorney

1.4.1	The power of attorney by the Opinion Party to each of Luis Boada Ros and Jordi Lainz Gavalda dated 18 February 2025.

1.4.2	The power of attorney by the Opinion Party to Luis Boada Ros dated 28 May 2025.

1.4.3	The power of attorney by the Opinion Party to Eduard Urtasun Domenech dated 29 May 2025.

1.4.4	The power of attorney by the Opinion Party to Isabel López Trujillo dated 25 June 2026.

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1.5	Shareholders’ register

The shareholders’ register of the Opinion Party.

2	MISCELLANEOUS

2.1	Deeds of Issuance

2.1.1	The executed deed of issuance of PIPE Shares 1 between the Opinion Party and Continental Stock Transfer & Trust Company dated 21 February 2025 (the Deed of Issuance 1).

2.1.2	The executed deed of issuance of PIPE Shares 2 between the Opinion Party and Continental Stock Transfer & Trust Company dated 2 June 2025 (the Deed of Issuance 2).

2.1.3	The executed deed of issuance of PIPE Shares 3 between the Opinion Party and Continental Stock Transfer & Trust Company dated 17 June 2025 (the Deed of Issuance 3).

2.1.4	The executed deed of issuance of PIPE Shares 4 between the Opinion Party and Investors I dated 30 June 2026 (the Deed of Issuance 4).

2.1.5	The executed deed of issuance of PIPE Shares 4 between the Opinion Party and Continental Stock Transfer & Trust Company dated 30 June 2026 (the Deed of Issuance 5).

2.1.6	The executed deed of issuance of PIPE Shares 5 between the Opinion Party and Continental Stock Transfer & Trust Company dated 1 July 2026 (the Deed of Issuance 6).

2.2	Subscription Agreements

2.2.1	The New York law subscription agreement between the Opinion Party and Consilium, S.L. dated 20 February 2025.

2.2.2	The New York law subscription agreement between the Opinion Party and Orillia Asset Management, S.L. dated 20 February 2025.

2.2.3	The New York law subscription agreement between the Opinion Party and Mingkiri, S.L. dated 20 February 2025.

2.2.4	The New York law subscription agreement between the Opinion Party and Mr. Enric Asunción Escorsa dated 20 February 2025.

2.2.5	The New York law subscription agreement between the Opinion Party and A.M. Gestió, S.L. dated 20 February 2025.

2.2.6	The New York law subscription agreement between the Opinion Party and Orillia Asset Management, S.L. dated 29 May 2025.

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2.2.7	The New York law subscription agreement between the Opinion Party and Consilium, S.L. dated 29 May 2025.

2.2.8	The New York law subscription agreement between the Opinion Party and Mingkiri, S.L. dated 29 May 2025.

2.2.9	The New York law subscription agreement between the Opinion Party and A.M. Gestió, S.L. dated 29 May 2025.

2.2.10	The New York law subscription agreement between the Opinion Party and Kariega Ventures, S.L. dated 29 May 2025.

2.2.11	The Spanish law subscription agreement between the Opinion Party and Entidad Pública Empresarial Sociedad Española para la Transformación Technológica (SETT E.P.E.) dated 30 May 2025.

2.2.12	The New York law subscription agreement between the Opinion Party and Orilla Asset Management, S.L. dated 26 June 2026.

2.2.13	The New York law subscription agreement between the Opinion Party and Inversiones Financieras Perseo, S.L. dated 26 June 2026.

2.2.14	The New York law subscription agreement between the Opinion Party and A.M. Gestió, S.L. dated 26 June 2026.

2.2.15	The New York law subscription agreement between the Opinion Party and Consilium, S.L. dated 26 June 2026.

2.2.16	The New York law subscription agreement between the Opinion Party and Mingkiri, S.L. dated 26 June 2026.

2.2.17	The New York law subscription agreement between the Opinion Party and Kariega Ventures, S.L. dated 26 June 2026.

2.2.18	The New York law subscription agreement between the Opinion Party and Instruments Financers Per A Empreses Innovadores, S.L. Unipersonal (IFEM) dated 26 June 2026.

2.2.19	The New York law subscription agreement between the Opinion Party and Focus On Next Frontier, S.L.U. dated 26 June 2026.

2.3	Warrant agreements

2.3.1	The New York law warrant agreement between the Opinion Party and Generac Power Systems, Inc dated 9 October 2025 (the Warrant Agreement 1).

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2.3.2	The New York law warrant agreement between the Opinion Party and Orilla Asset Management, S.L. dated 26 June 2026 (the Warrant Agreement 2).

2.3.3	The New York law warrant agreement between the Opinion Party and Inversiones Financieras Perseo, S.L. dated 26 June 2026 ((the Warrant Agreement 3).

2.3.4	The New York law warrant agreement between the Opinion Party and Instruments Financers Per A Empreses Innovadores, S.L. Unipersonal (IFEM) dated 26 June 2026 (the Warrant Agreement 4).

2.3.5	The New York law warrant agreement between the Opinion Party and Kariega Ventures, S.L. dated 26 June 2026 (the Warrant Agreement 5).

2.3.6	The New York law warrant agreement between the Opinion Party and Mingkiri, S.L. dated 26 June 2026 (the Warrant Agreement 6).

2.3.7	The New York law warrant agreement between the Opinion Party and Consilium, S.L. dated 26 June 2026 (the Warrant Agreement 7).

2.3.8	The New York law warrant agreement between the Opinion Party and A.M. Gestió, S.L. dated 26 June 2026 (the Warrant Agreement 8).

2.3.9	The New York law warrant agreement between the Opinion Party and Focus On Next Frontier, S.L.U. dated 26 June 2026 (the Warrant Agreement 9).

2.4	Loan Agreement

The Spanish law bridge loan facility agreement between the Opinion Party and Investors I, dated 8 April 2026.

2.5	Equity Commitment Letter

The informal English translation of the Spanish law equity commitment letter between the Opinion Party, Wall Box Chargers S.L.U., Investors I and Instruments Financers Per A Empreses Innovadores, S.L. Unipersonal (IFEM), dated 8 April 2026.

2.6	Settlement Agreement

The New York law settlement agreement between the Opinion Party and the Plaintiffs (as defined therein) dated 28 July 2026.

2.7	Registration Statement

The registration statement on Form F-1 for the registration of the Shares (excluding any documents incorporated by reference therein or any exhibits thereto), to be filed with the SEC.

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Schedule 2

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies conform to the originals.

1.2

All documents and the legal acts contained therein are accurate, complete, unmodified and not terminated (unless modified by any other document reviewed for the purposes of this opinion letter), save for the information in respect of the issued and paid up share capital of the Opinion Party which has not yet been reflected in the Current Excerpt.

1.3	The information recorded in the Excerpt 1 and the Excerpt 2 was true, accurate and complete on the date of the Shareholders’ Resolution 1 and the Shareholders’ Resolution 2 respectively.

1.4	The English translation of the Equity Commitment Letter contains a fair and accurate translation of the original document as executed by the parties thereto.

1.5	The Registration Statement will have been filed with the SEC and declared effective pursuant to the Securities Act at the date of the Registration Statement.

2	Incorporation, existence and corporate power

2.1

The Opinion Party has not been dissolved, merged involving the Opinion Party as disappearing entity, demerged, converted, terminated, granted a suspension of payments, declared bankrupt, subjected to any other insolvency proceedings or prohibited within the meaning of Section 2:20 (4) of the Dutch Civil Code (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt and the Checks).

2.2

The articles of association as included in the Deed of Incorporation were the articles of association (statuten) of the Opinion Party in force on the date of the Shareholders’ Resolution 1 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt 1).

2.3

The articles of association of the Opinon Party in the Deed of Conversion were the articles of association (statuten) of the Opinion Party in force on the date of the Shareholders’ Resolution 2, Board Resolution 1, Board Resolution 2, Board Resolution 3 and Board Resolution 4 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Exerpt 2).

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2.4

The Articles were the articles of association (statuten) of the Opinion Party in force on the date of Board Resolution 5, Board Resolution 6, Board Resolution 7 and the Registration Statement (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Current Excerpt).

3	Corporate authorisations

3.1	The Board Resolutions have been made with due observance of the relevant Articles and any applicable board regulations.

3.2	The Shareholders’ Resolutions have been made with due observance of the relevant Articles and any applicable board regulations.

3.3

No member of the board of directors of the Opinion Party has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Warrant Agreement 1 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 1).

3.4

No member of the board of directors of the Opinion Party (other than Mr. F. J. Riberas Mera, Mr. E. Asunción Escorsa, Mr. D. J. Mesonero Molina and Mr. P. Soler Masferrer) has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the relevant Subscription Agreement in relation with the Deed of Issuance 1 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 2).

3.5

No member of the board of directors of the Opinion Party (other than Mr. F. J. Riberas Mera, Mr. E. Asunción Escorsa, and Mr. D. J. Mesonero Molina) has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the relevant Subscription Agreement in relation with the Deed of Issuance 2 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 3).

3.6

No member of the board of directors of the Opinion Party (other than Mr. F. J. Riberas Mera, Mr. E. Asunción Escorsa, Mr. D. J. Mesonero Molina and Mr. P. Soler) has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the relevant Subscription Agreement in relation with the Deed of Issuance 3 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 4).

3.7

No member of the board of directors of the Opinion Party (other than F.J. Riberas Mera, E. Asunción Escorsa, P. Alonso Agüera and M. Sabé Richer) has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Subscription Agreements in relation to the Deed of Issuance 4 and the Deed of Issuance 5 and the Warrant Agreement 2, the Warrant Agreement 3, the Warrant Agreement 4, the Warrant Agreement 5, the Warrant Agreement 6, the Warrant Agreement 7 and the Warrant Agreement 8 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 5).

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3.8

No member of the board of directors of the Opinion Party has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Subscription Agreement in relation to the Deed of Issuance 6 and the Warrant Agreement 9 (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 6).

3.9

No member of the board of directors of the Opinion Party has a direct or indirect personal interest which conflicts with the interest of the Opinion Party or its business in respect of the transactions contemplated by the Settlement Agreement (although not constituting conclusive evidence thereof, this assumption is supported by the contents of Board Resolution 7)

3.10

The Opinion Party has not established, not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the Issuance.

4	Other parties

4.1

Each of the parties to which the PIPE Shares have been issued, and each of the parties to which the Warrant Shares or the Settlement Shares will be issued, is validly existing under the laws by which it is purported to be governed on the date of the relevant Deed of Issuance.

4.2

Each of the parties to which the PIPE Shares have been issued, and each of the parties to which the Warrant Shares or the Settlement Shares will be issued, has all requisite power and capacity (corporate and otherwise) to execute, and to perform its obligations under the relevant Deed of Issuance and the relevant Deed of Issuance has been duly authorised, executed and delivered by or on behalf of each of the parties to which the PIPE Shares have been issued, or each of the parties to which the Warrant Shares or the Settlement Shares will be issued.

5	Execution

5.1	The Powers of Attorney have not been terminated, revoked or declared null and void.

5.2

The authority of the attorney (gevolmachtigde) to enter into the Subscription Agreements, each Deed of Issuance, each Warrant Agreement and the Settlement Agreement on behalf of the Opinion Party will not be affected by any rule of law (other than Dutch law) which under The Hague Convention on Agency 1978 applies or may be applied.

6	Validity

Under any applicable laws (other than Dutch law):

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(a)

the Subscription Agreements, each Deed of Issuance, each Warrant Agreement, the Settlement Agreement, the Loan Agreement and the Equity Commitment Letter constitute the legal, valid and binding obligations of the parties thereto, which are enforceable against those parties in accordance with their terms; and

(b)

the choice of law and submission to jurisdiction made in the Subscription Agreements, each Deed of Issuance, each Warrant Agreement, the Settlement Agreement, the Loan Agreement and the Equity Commitment Letter are valid and binding.

7	Issued share capital

7.1	The PIPE Shares have not been repurchased (ingekocht), cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

7.2	The authorised share capital of the Opinion Party immediately preceding the issuance of the PIPE Shares allowed for the issuance of the PIPE Shares.

7.3	At the time of issuance of the Warrant Shares, the authorised share capital of the Opinion Party allows for the issuance of the relevant number of Warrant Shares.

7.4	At the time of issuance of the Settlement Shares, the authorised share capital of the Opinion Party allows for the issuance of the relevant number of Settlement Shares.

7.5

The PIPE Shares have been placed (geplaatst), validly accepted by the first holders thereof, issued, delivered and subscribed (genomen) and paid for in accordance with the provisions set forth in the relevant Articles, each Deed of Issuance and the relevant Subscription Agreement.

7.6	The Warrant Shares will be subscribed for and duly accepted by the subscribers thereof on the date of the relevant Warrant Share Deed of Issuance.

7.7	The Settlement Shares will be subscribed for and duly accepted by the subscribers thereof on the date of the Settlement Share Deed of Issuance.

7.8	The Warrants have not been cancelled, terminated, revoked or declared null and void.

8	Regulatory

The Shares will not be offered or sold, directly or indirectly in the Netherlands to persons other than to qualified investors within the meaning of the Prospectus Regulation (EU) 2017/1129.

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Schedule 3

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Enforceability

2.1

Dutch law agreements may be affected by the availability of general defences under Dutch law such as the principles of reasonableness and fairness, modification on grounds of unforeseen circumstances, duress, deceit, mistake, undue influence and, if and to the extent not validly waived, force majeure, the right to suspend performance as long as the other party is in default in respect of its obligations, the right to set-off and the right to dissolve a transaction upon default by the other party. A limitation or exclusion of liability or indemnification for intentional or grossly negligent acts by a party or persons in charge is likely not to be enforceable.

2.2

A Dutch court will not solely determine the meaning of the provisions of a Dutch law written agreement by a literal interpretation of the wording, but will also take into account the meaning that the parties in the given circumstances could reasonably ascribe to such provisions and what the parties could reasonably expect from each other. All relevant circumstances should be taken into account, including the sophistication of the parties.

2.3

A Dutch legal entity may invoke the nullity of a transaction if the transaction is not within the objects of such legal entity and the other parties to the transaction knew, or without independent investigation, should have known, that such objects were exceeded. In determining whether a transaction is within the objects of a legal entity all relevant circumstances should be taken into account, including the wording of the objects clause of the articles of association and the level of (direct or indirect) benefit derived by the legal entity.

2.4	In relation to the contractual rights and obligations under an agreement governed by Dutch law:

(c)	notwithstanding any provision to the contrary, such agreement may be amended orally or by the conduct of the parties thereto;

(d)

notwithstanding any provision to the contrary, the assignability and pledgeability of monetary claims resulting from the conduct of a profession or business (other than, among others, in relation to bank accounts or syndicated loans) cannot be excluded;

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(e)

any provision stating that the rights and obligations thereunder shall bind or enure to the benefit of successors and assignees of any party thereto may not be enforceable in the absence of further agreements to that effect with the successor or assignee;

(f)	notwithstanding any provision in such agreement stipulating that certain documents constitute conclusive evidence, submission of counterproof is generally permitted; and

(g)	a Dutch court has the power to mitigate a contractual penalty.

3	Powers of attorney

3.1

Each power of attorney or mandate to which Dutch law is applicable, whether or not irrevocable, will terminate by force of law without notice, upon bankruptcy, and will cease to be effective in case of a suspension of payments or in the event of an intervention, recovery or resolution measure. To the extent that the appointment of a process agent would be deemed to constitute a power of attorney or a mandate, this qualification would apply.

3.2

A power of attorney to which Dutch law is applicable can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the attorney or a third party. A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

4	Accuracy of information

A shareholders’ register does not provide conclusive evidence that the facts set out therein are correct and complete. However, the board of directors of a Dutch private or public limited liability company is obliged to regularly update the shareholders’ register.

5	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a Share will not by mere reason of being such a holder be subject to calls by the Opinion Party or its creditors for any further payment on such Share.

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ANNEX 1

Warrant Share Deed of Issuance 1

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DEED OF ISSUANCE OF SHARES IN THE

CAPITAL OF WALLBOX N.V.

DATED__________________

THE UNDERSIGNED, Wallbox N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (Company).

BACKGROUND:

(A)	Reference is made to the warrant agreement between the Company and Generac Power Systems, Inc., dated 9 October 2025 (the Warrant Agreement).

(B)

On 24 July 2024, the management board of the Company resolved (Resolution) to (i) grant Generac Power Systems, Inc. rights to subscribe for such number of class A ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class A Shares), with a nominal value of EUR 0.12 each (Subscription Rights), as described in the Resolution (and in the aggregate amounting to up to 13,102,971 Class A Shares), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(C)

On 2 July 2025, the Company amended the articles of association of the Company. This amendment of the articles of association dated 2 July 2025, resulted in a reverse stock split (the Reverse Stock Split). Pursuant to and in accordance with the Reverse Stock Split the nominal value of Class A Shares was amended to a nominal value of EUR 2.40 each. As a result of the Reverse Stock Split the Subscription Rights in the aggregate amount to up to 655,148 Class A Shares. With respect to any outstanding private and public warrants, the Board resolves that such warrants shall be adjusted in connection with the execution of the Reverse Stock Split, in accordance with the terms of the applicable warrant agreements.

(D)

The Board has identified the warrant holders (Subscribers and each a Subscriber) exercising their Subscription Rights, resulting in a subscription for - in total - ● Class A Shares, with a nominal value of EUR 2.40 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Warrant Agreements.

(E)

The New Shares are to be delivered in book-entry form to the Subscribers and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

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(F)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Warrant Agreements and this deed.

IT IS AGREED as follows:

1	Issuance

1.1

The Company issues the New Shares, with numbering A-● up to and including A-●, to Cede & Co, and Cede & Co accepts the New Shares from the Company by crediting (the relevant broker, dealer and/or agent of) each Subscriber in the book-entry system of The Depository Trust Company as the holder of the respective New Shares, all on the terms set out in the Resolution, the Warrant Agreement and this deed.

1.2	The Company shall register the New Shares in its shareholders’ register in the name of Cede & Co.

1.3	No share certificates shall be issued for the New Shares.

2	Payment on the New Shares

2.1

The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with the Company’s articles of association and shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after payment.

2.2	The New Shares are paid up in full. The Company gives full discharge for the payment made.

2.3	If the Issue Price exceeds the aggregate nominal value of the New Shares, the balance shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

3	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

THIS DEED has been entered into on the date stated at the beginning of this deed.

signature follows

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SIGNATURE PAGE DEED OF ISSUANCE

Signed for and on behalf of Wallbox N.V. by,

Name:
Title:

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ANNEX 2

Warrant Share Deed of Issuance 2

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DEED OF ISSUANCE OF SHARES IN THE

CAPITAL OF WALLBOX N.V.

DATED____________________

THE UNDERSIGNED, Wallbox N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (Company).

BACKGROUND:

(A)

Reference is made to the warrant agreement between the Company and each of the following shareholders (jointly referred as the Shareholders): Orilla Asset Management S.L.; Inversiones Financieras Perseo S.L.; AM Gestio S.L.; Consilium S.L.; Mingkiri S.L., Kariega Ventures S.L.; and INSTRUMENTS FINANCERS PER A EMPRESES INNOVADORES, S.L. Unipersonal (IFEM), all dated 26 June 2026 (the Warrant Agreements).

(B)

On 25 June 2026, the management board of the Company resolved (Resolution) to (i) grant to the Shareholders rights to subscribe for such number of class A ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class A Shares), with a nominal value of EUR 2.40 each (Subscription Rights), as described in the Resolution (equivalent to half of the New PIPE Shares, as defined in the Resolution, issued to each of the Shareholder, rounded down in the event of an odd number), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(C)

The Board has identified the warrant holders (Subscribers and each a Subscriber) exercising their Subscription Rights, resulting in a subscription for - in total - ● Class A Shares, with a nominal value of EUR 2.40 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Warrant Agreements.

(D)

The New Shares are to be delivered in book-entry form to the Subscribers and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

(E)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Warrant Agreements and this deed.

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IT IS AGREED as follows:

1	Issuance

1.1

The Company issues the New Shares, with numbering A-● up to and including A-●, to Cede & Co, and Cede & Co accepts the New Shares from the Company by crediting (the relevant broker, dealer and/or agent of) each Subscriber in the book-entry system of The Depository Trust Company as the holder of the respective New Shares, all on the terms set out in the Resolution, the Warrant Agreements and this deed.

1.2	The Company shall register the New Shares in its shareholders’ register in the name of Cede & Co.

1.3	No share certificates shall be issued for the New Shares.

2	Payment on the New Shares

2.1

The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with the Company’s articles of association and shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after payment.

2.2	The New Shares are paid up in full. The Company gives full discharge for the payment made.

2.3	If the Issue Price exceeds the aggregate nominal value of the New Shares, the balance shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

3	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

THIS DEED has been entered into on the date stated at the beginning of this deed.

signature follows

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SIGNATURE PAGE DEED OF ISSUANCE

Signed for and on behalf of Wallbox N.V. by,

Name:
Title:

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ANNEX 3

Warrant Share Deed of Issuance 3

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DEED OF ISSUANCE OF SHARES IN THE

CAPITAL OF WALLBOX N.V.

DATED_________

THE UNDERSIGNED, Wallbox N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (Company).

BACKGROUND:

(A)	Reference is made to the warrant agreement between the Company and FOCUS ON THE NEXT FRONTIER, S.L.U. (the Shareholder), dated 26 June 2026 (the Warrant Agreement).

(B)

On 26 June 2026, the management board of the Company resolved (Resolution) to (i) grant to the Shareholder rights to subscribe for such number of class A ordinary shares (rechten tot het nemen van aandelen) in the capital of the Company (Class A Shares), with a nominal value of EUR 2.40 each (Subscription Rights), as described in the Resolution (equivalent to half of the New PIPE Shares issued, as defined in the Resolution, rounded down in the event of an odd number), and (ii) exclude all pre-emptive rights of existing shareholders of the Company in relation thereof.

(C)

The Board has identified the warrant holders (Subscribers and each a Subscriber) exercising their Subscription Rights, resulting in a subscription for - in total - ● Class A Shares, with a nominal value of EUR 2.40 each (jointly: New Shares and each a New Share) at an aggregate issue price of USD ● (Issue Price), such in accordance with the Warrant Agreements.

(D)

The New Shares are to be delivered in book-entry form to the Subscribers and hence (i) the New Shares will be issued to Cede & Co, a general partnership organized under the laws of the State of New York, United States of America, as nominee for The Depository Trust Company, a central securities clearing depository existing under the laws of the State of New York, United States of America (Cede & Co) and (ii) (the relevant broker, dealer and/or agent of) each Subscriber shall be credited in the book-entry system as the holder of the respective New Shares.

(E)	The Company shall hereby effect the issuance of the New Shares on the terms set out in the Resolution, the Warrant Agreements and this deed.

IT IS AGREED as follows:

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1	Issuance

1.1

The Company issues the New Shares, with numbering A-● up to and including A-●, to Cede & Co, and Cede & Co accepts the New Shares from the Company by crediting (the relevant broker, dealer and/or agent of) each Subscriber in the book-entry system of The Depository Trust Company as the holder of the respective New Shares, all on the terms set out in the Resolution, the Warrant Agreement and this deed.

1.2	The Company shall register the New Shares in its shareholders’ register in the name of Cede & Co.

1.3	No share certificates shall be issued for the New Shares.

2	Payment on the New Shares

2.1

The Company allows the payment of the Issue Price to be made in a foreign currency in accordance with the Company’s articles of association and shall deposit with the Dutch trade register a bank certificate as referred to in Section 2:93a paragraph 6 of the Dutch Civil Code within two weeks after payment.

2.2	The New Shares are paid up in full. The Company gives full discharge for the payment made.

2.3	If the Issue Price exceeds the aggregate nominal value of the New Shares, the balance shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

3	Governing law

This deed shall be governed by, and interpreted in accordance with, the laws of the Netherlands.

THIS DEED has been entered into on the date stated at the beginning of this deed.

signature follows

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SIGNATURE PAGE DEED OF ISSUANCE

Signed for and on behalf of Wallbox N.V. by,

Name:
Title:

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ANNEX 4

Settlement Share Deed of Issuance

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DEED OF ISSUANCE

relating to the issuance of class A shares in the capital of

Wallbox N.V.

between

Wallbox N.V.

as company and debtor

and

Mr. John Brian Clark

JBC Structured Products LLC

as creditors and shareholders

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DEED OF ISSUANCE OF CLASS A SHARES IN THE CAPITAL OF

WALLBOX N.V.

Date: [•] 2026

THE UNDERSIGNED:

(1) Wallbox N.V., a public company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, and its registered office address at Carrer del Foc 68, 08038 Barcelona, Spain, registered with the Dutch trade register under number 83012559 (the Company);

(2) John Brian Clark, a natural person and resident and citizen of Pennsylvania, United States (Mr. Clark); and

(3) JBC Structured Products LLC, a Pennsylvania limited liability company, having its registered address c/o Federman & Sherwood, 10205 N. Pennsylvania Ave, Oklahoma City, OK 73120, United States (JBC, and together with Mr. Clark, the Creditors and each a Creditor).

In this deed the Company and the Creditors are collectively referred to as the Parties and each a Party.

WHEREAS:

(A) [REDACTED]

(B) [REDACTED]

(C) [REDACTED]

(D) [REDACTED]

(E) [REDACTED]

(F) [REDACTED]

(G) [REDACTED]

(H) [REDACTED]

(I) [REDACTED]

IT IS AGREED:

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1.	Issuance

1.1 In accordance with Section 2:86c of the Dutch Civil Code, the Company hereby issues the New Class A Shares, with numbering A-[•] up to and including A-[•], to Cede & Co., acting as nominee of DTC, and Cede & Co. accepts the New Class A Shares as evidenced by crediting (the relevant broker, dealer and/or agent of) of JBC in the book-entry system of DTC as holder of the respective New Class A Shares in accordance with the Settlement Agreement and this deed.

1.2 The Company shall register the New Class A Shares in its shareholders’ register in the name of Cede & Co.

1.3 No share certificates shall be issued for the New Class A Shares.

2.	Obligation to pay

2.1 The New Class A Shares are issued in exchange for an obligation to pay expressed in cash of US$416,260.21 in the aggregate (Obligation To Pay), representing the Company’s obligation to deliver the Payment Shares to the JBC pursuant to Section 1 of the Settlement Agreement, which Obligation To Pay shall be fulfilled by way of set-off (verrekening) against the Receivable, such that the JBC shall jointly receive [•] New Class A Shares, with numbering A-[•] up to and including A-[•] (Set-Off).

2.2 The balance by which the aggregate value of the Payment Shares exceeds the aggregate nominal value of the New Class A Shares shall constitute share premium (agio) and shall be recorded as such in the Company’s books and records.

2.3 The Set-Off is hereby effected pursuant to which the New Class A Shares are paid up in full. The Company grants full and final discharge for the payment of the Obligation To Pay.

2.4 The Creditors grant full and final discharge for the payment of the Receivable, subject to the completion of the admission of the New Class A Shares on the New York Stock Exchange.

3.	[REDACTED]

3.1 [REDACTED]

3.2 [REDACTED]

3.3 [REDACTED]

4.	Warranty of the Company

The issuance of the New Class A Shares is effected with due observance of all statutory provisions and provisions prescribed by the Company’s articles of association.

5.	Further assurances

Each Creditor agrees, at its own expense, to take any further action and to execute any further documents or instruments as the Company may reasonably request to give effect to this deed.

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6.	Partial Invalidity

The illegality, invalidity or unenforceability of any provision of this deed under the law of any jurisdiction shall not affect the legality, validity or enforceability of any other provision of this deed. In the event of illegality, invalidity or unenforceability of any provision of this deed, the Parties shall negotiate in good faith with a view to agree on the replacement of such provision by a provision which is legal, valid and enforceable and which is to the extent practicable in accordance with the intents and purposes of this deed.

7.	Confidentiality

Save as required under any applicable law, no divulgence, nor disclosure of information relating to any provisions of this deed may be made without the express consent of the Parties, it being understood that this Section shall be construed consistently with, and shall not diminish the confidentiality obligations set out in, Section 5 of the Settlement Agreement.

8.	Counterparts

This deed may be executed in any number of counterparts and all the counterparts shall together constitute one and the same instrument.

9.	Miscellaneous

9.1 This deed may only be amended, supplemented, varied or replaced by a document in writing executed by the Parties.

9.2 This deed contains the whole agreement between the Parties relating to the subject matter of this deed on the date of this deed to the exclusion of any previous agreements or arrangements, save for the Settlement Agreement, which shall continue to apply in accordance with its terms.

9.3 Each Party waives, to the fullest extent permitted by law, its rights:

(a) to rescind (ontbinden) this deed in whole or in part pursuant to Section 6:265 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law;

(b) to suspend (opschorten) any of its obligations under this deed pursuant to Sections 6:52, 6:262 and 6:263 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law; and

(c) to nullify (vernietigen) this deed pursuant to Section 6:228 of the Dutch Civil Code or on any other ground under Dutch law or under any other applicable law.

9.4 Any communication in connection with this deed shall be in writing and unless otherwise stated, may be given in person, or by mail, courier or email at the addresses stated in Section “Notices” of the Settlement Agreement.

9.5 This deed is governed by and construed in accordance with Dutch law.

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9.6 Any disputes arising out of or in connection with this deed, including regarding the existence or validity of this deed, including this Clause 9.6, and any non-contractual obligations arising out of or in connection with this deed, are subject to the exclusive jurisdiction of the competent court in Amsterdam, the Netherlands, without prejudice to the right of appeal and appeal to the Supreme Court.

The Parties have executed this deed as of the date first written above.

(signature page follows)

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SIGNATURE PAGE

Signed for and on behalf of the Company by,

Name:	Enric Asunción
Title:	Chief Executive Officer

Signed by:

Name:	John Brian Clark

Signed for and on behalf of:

Name:	JBC Structured Products LLC
Title:	By: John Brian Clark, Manager

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